Exhibit 32.2

CERTIFICATION OF PERIODIC REPORT
CERTIFICATION OF CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
As Codified at 18 U.S.C. Section 1350

In connection with the quarterly report of Verso Paper Holdings LLC (the “Company”) for the quarterly period ended June 30, 2007 (the “Report”), I, Robert Mundy, certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2007

/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

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